Exhibit 3.1

MINNESOTA SECRETARY OF STATE
NOTICE OF CHANGE OF REGISTERED OFFICE/
REGISTERED AGENT

[STATE SEAL]

Please read the instructions on the back before completing this form.

1.           Entity Name:

Best Buy Co, Inc.

2.           Registered Office Address (No. & Street). List a complete street address or rural route and rural route box number.

A post office box is not acceptable.

401 Second Avenue South	Minneapolis	MN	55401
Street	City	State	Zip Code

3.           Registered Agent (Registered agents are required for foreign entities but optional for Minnesota entities):

CT Corporation System Inc.
If you do not wish to designate an agent, you must list “NONE” in this box. DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes,  Section 302A.123, 303.10, 308A.028, 317A.123 or 322B.135 I certify that the above listed company has resolved to change the entity’s registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

/s/ Joseph M. Joyce
Signature of Authorized Person

Name and Telephone Number of a Contact Person:	CT Corporation	(612) 333-4315
please print legibly

Filing Fee: For Profit Minnesota Corporations, Cooperatives and Limited Liability Companies: $35.00.

Minnesota Nonprofit Corporations: No $35.00 fee is due unless you are adding or removing an agent.

[Filing stamp of Minnesota Secretary
of State dated March 31, 2003]

Non-Minnesota Corporations: $50.00.

Make checks payable to Secretary of State

Return to: Minnesota Secretary of State

180 State Office Bldg.

100 Rev. Dr. Martin Luther King Jr. Blvd.

St. Paul, MN 55155-1299

(651) 296-2803